UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________________
FORM 8-K
 __________________________________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 8, 2016 (July 1, 2016)
__________________________________________________
AMERICAN CAPITAL AGENCY CORP.
(Exact name of registrant as specified in its charter)
__________________________________________________

Delaware	001-34057	26-1701984
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2 Bethesda Metro Center, 12th Floor
Bethesda, Maryland 20814
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(301) 968-9300

N/A
(Former name or former address, if changed since last report)
 __________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
On July 1, 2016, American Capital Agency Corp., a Delaware corporation (the “Company”), completed its previously announced acquisition of American Capital Mortgage Management, LLC, a Delaware limited liability company (“ACMM”), pursuant to the Purchase and Sale Agreement (the “Purchase Agreement”), dated as of May 23, 2016, by and among the Company, American Capital, Ltd., a Delaware corporation (“ACAS”), American Capital Asset Management, LLC, a Delaware limited liability company and wholly owned portfolio company of ACAS (“Seller”), and ACMM. Pursuant to the Purchase Agreement, the Company acquired all of the issued and outstanding limited liability company interests in ACMM from Seller for a purchase price of $562 million in cash (the “Transaction”). ACMM is the parent company of two registered investment advisers that provide investment management services to the Company and American Capital Mortgage Investment Corp. (“MTGE”), respectively.
The foregoing summary of the Purchase Agreement and the Transaction does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is incorporated herein by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on May 25, 2016.
Item 1.01. Entry into a Material Definitive Agreement
In connection with the Transaction, on July 1, 2016, the Company, ACAS, Seller, and ACMM entered into a Transition Services Agreement (the “Transition Services Agreement”). Pursuant to the Transition Services Agreement, ACAS, Seller, and their affiliates (the “Service Providers”) will provide ACMM, the Company, and their affiliates (the “Service Recipients”) with transition services including, but not limited to, accounts payable and payroll support; information technology services, software and hardware; human resources and benefits support; legal support; investor relations support; internal audit services; and insurance support services. Transition services in the areas of accounts payable and payroll support, human resources and benefits support, legal support and investor relations, internal audit and insurance support services will be provided until ACAS and Seller complete the mergers contemplated by the Agreement and Plan of Merger, dated May 23, 2016, by and among ACAS, Seller, Ares Capital Corporation and certain of their affiliates (the “ACAS Merger”). ACAS and Seller are required to provide at least five (5) business days’ notice of the ACAS Merger. Information technology software, hardware and support services will be provided through various dates set forth on a schedule to the Transition Services Agreement, with the longest period of such information technology transition services concluding on June 30, 2017.
The Service Recipients will pay service fees to the Service Providers on a quarterly basis for the provision of the transition services. The service fees will generally be determined based upon (i) the percentage of time spent by the Service Providers’ employees providing the transition services multiplied by such employees’ fully-loaded compensation during such time period, (ii) the percentage of the transition services provided by third-party service providers multiplied by the Service Provider’s costs and expenses with respect to such third-party service providers, and (iii) certain other reimbursable costs.
Additionally, the Transition Services Agreement provides that the Service Recipients will provide certain “reverse services” to the Service Providers prior to the ACAS Merger in a manner consistent with the terms and conditions applicable to the transition services. The reverse service fees will generally be determined based upon the percentage of time spent by the Service Recipients’ employees providing the reverse services multiplied by such employees’ fully-loaded compensation.
The foregoing summary of the Transition Services Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transition Services Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Departure of Certain Officers
In connection with the Transaction, on July 1, 2016, John R. Erickson resigned as Chief Financial Officer and Executive Vice President of the Company, effective immediately.

Appointment of Peter J. Federico as Chief Financial Officer
On July 1, 2016, Peter J. Federico, who previously served as the Company’s Senior Vice President and Chief Risk Officer, was appointed to serve as the Company’s Executive Vice President and Chief Financial Officer, effective immediately.
Continuation of Certain Other Officers
Other officers of the Company will continue in their positions with the Company following the Transaction. Gary Kain will remain as Chief Executive Officer, President and Chief Investment Officer; Bernice E. Bell will continue to serve as Senior Vice President and Chief Accounting Officer; and Christopher J. Kuehl will continue to serve as Senior Vice President, Agency Portfolio Investments.
Employment Arrangements
Existing employment arrangements (agreements and an offer letter) between ACMM and the members of the Company’s senior management team listed below continue to be in effect following the Transaction. In connection with the Transaction, these employment agreements and the offer letter were amended to clarify reporting lines and titles in light of the Transaction, replace references to ACAS and the Board of Managers of ACMM with references to the Company and the Company’s Board of Directors (the “Board”), and provide flexibility to substitute a cash award or equity award under any future incentive plan (so long as any such incentive plan has received required approvals, including approval by the Company’s stockholders of any equity plan for the Company’s capital stock) as a replacement for any equity award contemplated under the executive’s pre-existing employment agreement or offer letter, as applicable. These arrangements are summarized below.
Mr. Kain’s Employment Agreement
Mr. Kain is party to an employment agreement with ACMM, dated September 22, 2014, which was amended on July 1, 2016 in connection with the Transaction, as described above. The material terms of his employment agreement remain substantially consistent with his pre-existing agreement and are, as amended, as follows:
Title and Reporting: Mr. Kain is the President, Chief Executive Officer and Chief Investment Officer of the Company and the President and Chief Executive Officer of ACMM. He reports to the Board.
Term: Mr. Kain’s employment agreement continues to extend on a day-to-day basis and has a term that expires two years after delivery of a notice from either Mr. Kain or ACMM that he or it no longer wishes to extend the term; provided, however, that if ACMM delivers such notice within the eighteen months following the Transaction (or any subsequent change of control of ACMM), such notice will be treated as a termination by ACMM for other than Gross Misconduct (as such term is defined in the employment agreement) (entitling Mr. Kain to the applicable severance payments and benefits described below).
Annual Base Salary: Mr. Kain’s annual base salary is tied to the aggregate equity value under management of the Company and MTGE (such aggregate equity value, “Equity AUM”). It ranges from 0.06% to 0.01% of certain portions of the Equity AUM depending on the level of Equity AUM, but cannot be less than $850,000. As of January 1, 2016, Mr. Kain’s annual base salary was $4,384,744.00.
Annual Cash Incentive Plan: Mr. Kain is entitled to participate in an annual incentive cash payment plan of up to 200% of his annual base salary, with up to 12.5% of his total target bonus being payable after the end of each fiscal quarter. The actual amount of the cash bonus awarded to Mr. Kain quarterly and annually depends largely on performance of the Company and MTGE on a quarterly or annual basis, as applicable, versus specific metrics in relation to certain other peer companies and, to a lesser extent, subjective criteria established by the Board in its reasonable discretion. Mr. Kain’s bonus will not exceed 75% of his target bonus for any quarter in which the Company’s and MTGE’s average price-to-book ratio (as defined in the employment agreement), determined in aggregate on each trading day in the last month of such quarter, is less than 0.98, and his annual bonus will not exceed 75% of his target bonus for any year in which his quarterly bonus is so capped for three of the four quarters of the year. The percentage of the annual target bonus paid after application of these criteria and measures is referred to as the “Annual Incentive Payment Percentage.”
Annual Equity Incentive Plan: Mr. Kain is entitled to awards of shares of capital stock of the Company and MTGE pursuant to a performance incentive shares plan maintained by ACMM. The amount of the grant awarded to Mr. Kain will vary based on the product of his Annual Incentive Payment Percentage multiplied by an amount ranging from 0.04% to 0.10% of certain portions of the Equity AUM, depending on the amount of Equity AUM as at the end of each calendar year. Shares granted under these plans vest annually over a five year period. In connection with the

Transaction, Mr. Kain has agreed that the annual equity incentive awards may be settled in cash or with a substitute equity plan at the option of the Board having comparable value, vesting and accrual and payment of dividends (or like cash amount) to the performance incentive plan award being substituted. The annual equity award described in this paragraph is referred to as the “Annual Equity Incentive.”
Termination/Severance: Upon a termination of Mr. Kain’s employment under any circumstances, Mr. Kain is entitled to payment of his accrued but unpaid base salary, accrued but unused vacation and any unpaid incentive or deferred compensation earned or vested as of the termination date in accordance with the terms of ACMM plans or programs.
Upon a termination of Mr. Kain’s employment by ACMM for any reason other than Disability or Gross Misconduct or a termination of employment by Mr. Kain for Good Reason (as each such term is defined in the employment agreement), Mr. Kain would be entitled to the following: (i) annual base salary continuation in an amount equal to 1.5 times his “Severance Salary” which is defined as the greater of (A) the highest annual base salary in effect during the 24 months preceding the date of the notice of termination or (B) the annual base salary that would have been in effect for the next subsequent quarter, payable in 18 monthly installments; (ii) an additional payment equal to 1.5 times the greater of (A) 200% of the Severance Salary or (B) the highest cash incentive payment actually paid for either of the two calendar years ending prior to the termination date; (iii) a target incentive payment for the calendar year in which the termination occurs in an amount equal to 200% of his annual base salary earned in such year through the termination date minus any quarterly target incentive payments paid or earned to date during such year; (iv) continued coverage by and participation in all life, accidental death and dismemberment and health insurance plans offered to senior employees of ACMM (or their equivalents) for 18 months following termination at a cost to him that is no greater than if he had remained a senior employee of ACMM; (v) the Annual Equity Incentive (determined based on Equity AUM for the calendar quarter ended immediately prior to the date of termination) prorated for the portion of the calendar year elapsed prior to the date of termination (less the value of any awards previously made with respect to such calendar year) and (vi) an additional cash or equity grant, as then applicable, equal to 1.5 times the maximum grant amount permitted as his Annual Equity Incentive (determined by based on Equity AUM for the calendar quarter ended immediately prior to the date of termination).
If Mr. Kain’s employment is terminated by reason of his Disability (as such term is defined in the employment agreement), he will be entitled to receive (i) continued annual base salary for 12 months (reduced dollar-for-dollar by any “bona fide disability pay”), (ii) a target incentive payment for the calendar year in which such termination occurs in an amount equal to 200% of the annual base salary earned by him during that year through the termination date minus the quarterly target incentive payments paid or earned to date during such year; (iii) an additional severance payment in an amount equal to 200% of the Severance Salary; and (iv) continued coverage by and participation in all life, accidental death and dismemberment and health insurance plans offered to senior employees of ACMM (or their equivalents) for 12 months following termination at a cost to him that is no greater than if he had remained a senior employee of ACMM.
If Mr. Kain’s employment is terminated by reason of his death, he will be entitled to receive (i) a prorated target incentive payment for the calendar year in which he dies in an amount equal to the highest target incentive payment that he could have earned in such year, prorated for the number of days that he worked in such year and (ii) the full cost of coverage for his dependents for group insurance coverage that they are entitled to obtain pursuant to COBRA for a period equal to two months multiplied by the number of full years (not to exceed nine) during which he was employed by ACMM.
Restrictive Covenants: Pursuant to his employment agreement, Mr. Kain is subject to 18-month post-employment non-compete and non-solicit covenants.
Messrs. Federico’s and Kuehl’s Employment Agreements
Messrs. Federico and Kuehl are parties to employment agreements with ACMM, each dated March 30, 2012 and amended on July 1, 2016 in connection with the Transaction with respect to the terms discussed earlier in the Employment Arrangements section. The material terms of their employment agreements remain substantially consistent with their prior agreements and are as follows:
Title and Reporting: Mr. Federico is the Executive Vice President and Chief Financial Officer of the Company and Executive Vice President and Treasurer of ACMM. Mr. Kuehl is a Senior Vice President, Agency Portfolio Investments of the Company and Senior Vice President of ACMM. Messrs. Federico and Kuehl both report to Mr. Kain.

Term: Each of Messrs. Federico’s and Kuehl’s employment agreements continues to extend on a day-to-day basis and has a term that expires two years after delivery of a notice from the executive or ACMM that he or it no longer wishes to extend the term; provided, however, that if ACMM delivers such notice within the eighteen months following the Transaction (or any subsequent change of control of ACMM), such notice will be treated as a termination by ACMM for other than Gross Misconduct (as such term is defined in the employment agreement) (entitling each of Messrs. Federico and Kuehl to the applicable severance payments and benefits described below).
Annual Base Salary: Messrs. Federico’s and Kuehl’s annual base salaries are $800,000 and $900,000, respectively.
Annual Cash Incentive Plan: Each of Messrs. Federico and Kuehl is entitled to participate in an annual incentive cash payment plan of up to 150% and 200% of his annual base salary, respectively, with up to 12.5% of his total annual target bonus being payable after the end of each fiscal quarter. The actual amount of the cash bonus awarded to each of Messrs. Federico and Kuehl quarterly and annually depends largely on performance of the Company and MTGE on a quarterly or annual basis, as applicable, versus specific metrics in relation to certain other peer companies and, to a lesser extent, subjective criteria established by the Board in its reasonable discretion.
Annual Equity Incentive Plan: Messrs. Federico and Kuehl are each entitled to awards of shares of capital stock of the Company and MTGE pursuant to a performance incentive shares plan maintained by ACMM. The amount of the grant awarded to Messrs. Federico and Kuehl will vary based on an amount ranging from 0.01% to 0.03% of certain portions of the Equity AUM, depending on the amount of Equity AUM as at the end of each calendar year. Shares granted under these plans vest annually over a five year period. In connection with the Transaction, each of Messrs. Federico and Kuehl have agreed that the annual equity incentive awards may be settled in cash or with a substitute equity plan at the option of the Board having comparable value, vesting and accrual and payment of dividends (or like cash amount) to the performance incentive plan award being substituted.
Termination/Severance: Upon a termination of Mr. Kuehl’s or Mr. Federico’s employment under any circumstances (including death or disability), Mr. Kuehl or Mr. Federico, as applicable, is entitled to payment of his accrued but unpaid base salary, accrued but unused vacation and any unpaid incentive or deferred compensation earned or vested as of the termination date in accordance with the terms of ACMM plans or programs.
Upon a termination of their employment by ACMM for any reason other than Disability or Gross Misconduct or a termination by the applicable executive for Good Reason (as such terms are defined in each of Mr. Kuehl’s and Mr. Federico’s employment agreements), Mr. Kuehl or Mr. Federico, as applicable, will be entitled to the following: (i) 18 equal monthly installment payments of his current annual base salary; (ii) a prorated portion of his target incentive payment, if any, for the calendar year in which the termination occurs; (iii) an additional payment in an amount equal to 1.5 multiplied by his target cash incentive payment, if any, for the calendar year in which the termination occurs; and (iv) an additional grant of cash or equity (but only if the applicable equity incentive plan has received all required approvals (including approval by the shareholders of the Company)) in an amount that is based on the Equity AUM for the prior calendar year, as described in each of Mr. Kuehl’s and Mr. Federico’s employment agreements.
Restrictive Covenants. Pursuant to his employment agreement, Messrs. Federico and Kuehl are each subject to 18-month post-employment non-compete and non-solicit covenants.
Ms. Bell’s Offer Letter
Ms. Bell is party to an offer letter with ACMM, dated December 1, 2015, and amended on July 1, 2016 in connection with the Transaction. The material terms of Ms. Bell’s offer letter are as follows:
Title and Reporting: Ms. Bell is the Senior Vice President and Chief Accounting Officer of the Company and Senior Vice President and Chief Financial Officer of ACMM. Ms. Bell reports to Mr. Federico.
Term: There is no specified term.
Annual Base Salary: Ms. Bell is entitled to an annual base salary of $400,000.
Cash Bonus: Ms. Bell will continue to be eligible to receive a targeted annual cash bonus of 50% of her annual base salary. Ms. Bell’s bonus is based on overall performance of ACMM and her individual performance on a variety of measures but is subject to the complete discretion of the Board. At the discretion of the Board, Ms. Bell may be eligible to receive quarterly payments representing 12.5% of her bonus target in each of the first three calendar quarters of the year.

Equity Incentive: Ms. Bell is eligible to participate in ACMM’s performance equity incentive plans but is not guaranteed any set amount of grants under these plans. Ms. Bell has agreed that any equity incentive awards may be settled in cash or with a substitute equity plan, at the option of the Board, having comparable value, vesting and accrual and payment of dividends (or like cash amount) to the performance incentive plan award being substituted.
Termination/Severance: Pursuant to her offer letter, upon a termination by ACMM without “cause” (as such term is defined in Ms. Bell’s offer letter), Ms. Bell will be entitled to a severance payment in an amount equal to $600,000.
Restrictive Covenants: Ms. Bell is subject to a 12-month post-employment non-solicit covenant.
In addition to the compensation under her offer letter, on July 1, 2016, Ms. Bell received a retention bonus award of $318,750, which will vest in equal amounts on March 1, 2017 and March 1, 2018. If Ms. Bell’s employment is terminated by ACMM without cause (as such term is defined in the retention bonus grant letter) prior to either vesting date, Ms. Bell would be entitled to receive the full retention bonus that had not been previously paid to her.
The foregoing summaries do not purport to be complete and are subject to, and qualified in their entirety by, the full text of each executive’s (i) employment agreements or offer letter (including the amendments thereto), as applicable, and (ii) retention bonus grant letter, as applicable, copies of which are attached as Exhibits 10.1 through 10.5 hereto and are incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No	Description
2.1*
Transition Services Agreement, dated July 1, 2016, by and among American Capital Agency Corp., American Capital, Ltd., American Capital Asset Management, LLC, and American Capital Mortgage Management, LLC.

10.1	Employment Agreement, dated as of September 22, 2014, as Amended on July 1, 2016, by and between American Capital Mortgage Management, LLC and Gary Kain.
10.2	Employment Agreement, dated as of March 30, 2012, as Amended on July 1, 2016, by and between American Capital Mortgage Management, LLC and Peter J. Federico.
10.3	Employment Agreement, dated as of March 30, 2012, as Amended on July 1, 2016, by and between American Capital Mortgage Management, LLC and Christopher J. Kuehl.
10.4	Letter Agreement, dated as of December 1, 2015, as Amended on July 1, 2016, by and between American Capital Mortgage Management, LLC and Bernice E. Bell.
10.5	Retention Bonus Grant Letter, dated July 1, 2016, by and between American Capital Mortgage Management, LLC and Bernice E. Bell.
* Certain schedules have been omitted, and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedules upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL AGENCY CORP.

Dated: July 8, 2016	By:	/s/ Kenneth L. Pollack
Kenneth L. Pollack
Senior Vice President, Chief Compliance Officer, General Counsel, and Secretary